SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
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DTVN Holdings, Inc.

(Name of Registrant as Specified in Its Charter)

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DTVN HOLDINGS, INC.
1925 West John Carpenter Freeway, Suite 500
Irving, Texas 75063

December 12, 2002

Dear DTVN Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of DTVN Holdings, Inc. to be held at 10:00 a.m. local time, on December 23, 2002, at the offices of Hughes & Luce, LLP, located at 1717 Main Street, Suite 2800, Dallas, Texas 75201. I hope that you will be able to participate in the meeting either in person or by proxy.

Stockholders will be asked to elect directors and to ratify the selection of Hein & Associates LLP as the Company’s independent accountants for the fiscal year ending December 31, 2002.

The Board of Directors recommends that you vote “FOR” the election of each nominee as directors of the Company and the ratification of Hein & Associates LLP as the Company’s independent accountants for the fiscal year ending December 31, 2002.

Whether or not you plan to attend the annual meeting, it is important that your shares be represented and voted. Therefore, I urge you to sign and date the enclosed proxy card and promptly return it in the enclosed envelope so that your shares will be represented at the annual meeting. Please refer to the enclosed proxy card for detailed, instructions. If you so desire, you may withdraw your proxy and vote in person at the annual meeting.

We look forward to seeing those of you who will be able to attend the annual meeting on December 23, 2002. Thank you for your continued support.

Sincerely,

/s/    Scott Birdwell

Scott Birdwell
Chairman and Chief Executive Officer

DTVN HOLDINGS, INC.
1925 West John Carpenter Freeway, Suite 500
Irving, Texas 75063

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of DTVN Holdings, Inc.:

The Annual Meeting of Stockholders of DTVN Holdings, Inc., a Delaware corporation, will be held at the offices of Hughes & Luce LLP, located at 1717 Main Street, Suite 2800, Dallas, Texas 75201, at 10:00 a.m. local time on December 23, 2002, for the following purposes:

1.	To elect directors.

2.	To ratify the selection of Hein & Associates LLP as DTVN’s independent accountants for the fiscal year ending December 31, 2002.

3.	To transact such other business as may properly come before the annual meeting or any adjournments or postponements thereof.

Only holders of record of DTVN’s common stock at the close of business on December 9, 2002 are entitled to notice of and to vote at the annual meeting or any adjournments or postponements thereof. All stockholders are cordially invited to attend the annual meeting.

By Order of the Board of Directors,

/s/    Michael G. Donohoe

Michael G. Donohoe
Secretary

Irving, Texas
December 12, 2002

Your vote is important.

Whether or not you expect to attend the annual meeting, you are urged to sign, date and complete the enclosed proxy card and mail it promptly in the enclosed return envelope. No postage need be affixed if the proxy card is mailed in the United States. Any stockholder attending the annual meeting may vote in person even if that stockholder has returned a proxy.

DTVN Holdings, Inc.
1925 West John Carpenter Freeway, Suite 500
Irving, Texas 75063

Proxy Statement
For the Annual Meeting of Stockholders
to be held on December 23, 2002

Information Concerning Solicitation and Voting

The enclosed proxy is solicited on behalf of the Board of Directors of DTVN Holdings, Inc., a Delaware corporation, with its principal executive offices at 1925 West John Carpenter Freeway, Suite 500, Irving, Texas 75063, for use at DTVN’s Annual Meeting of Stockholders to be held at 10:00 a.m. on December 23, 2002 at the offices of Hughes & Luce, LLP, located at 1717 Main Street, Suite 2800, Dallas, Texas 75201.

This proxy statement contains important information regarding DTVN’s Annual Meeting of Stockholders, the proposals on which you are being asked to vote, information you may find useful in determining how to vote, and voting procedures.

A number of abbreviations are used in this proxy statement. We refer to DTVN Holdings, Inc. as “the Company” or “DTVN.” The Company’s Annual Meeting of Stockholders is simply referred to as “the annual meeting.” The Company’s board of directors is referred to as the “Board of Directors” or the “Board.”

Record Date and Outstanding Shares

The Board of Directors is sending this proxy statement on or about December 12, 2002 to all holders of record of the Company’s common stock as of the record date, December 9, 2002. Holders of the Company’s common stock at the close of business on December 9, 2002 are entitled to attend and vote at the annual meeting. On the record date, there were 129,186,525 shares of the Company’s common stock issued and outstanding.

Voting Procedures

As a stockholder of the Company, you have a right to vote on certain business matters affecting the Company. The proposals that will be presented at the annual meeting and upon which you are being asked to vote are discussed below. Each share of the Company’s common stock you own entitles you to one vote. You may vote by mail or in person at the annual meeting.

Methods of Voting

Voting by Mail.    By signing and returning the proxy card in the enclosed prepaid and addressed envelope, you are enabling the individual named on the proxy card (known as a “proxy”) to vote your shares at the annual meeting in the manner you indicate. We encourage you to sign and return the proxy card even if you plan to attend the annual meeting. In this way, your shares will be voted even if you are unable to attend the annual meeting.

Your shares will be voted in accordance with the instructions you indicate on the proxy card. If you return the proxy card but do not indicate your voting instructions, your shares will be voted as follows:

•	FOR the election of the nominated slate of directors appearing on page 6; and

•	FOR the ratification of the selection of Hein & Associates LLP as the Company’s independent accountants.

If you received more than one proxy card, it is an indication that your shares are held in multiple accounts. Please sign and return all proxy cards to ensure that all of your shares are voted.

Voting in Person at the Meeting.    If you plan to attend the annual meeting and vote in person, we will provide you with a ballot at the annual meeting. If your shares are registered directly in your name, you are considered the stockholder of record and you have the right to vote in person at the annual meeting.

If your shares are held in the name of your broker or other nominee, you are considered the beneficial owner of shares held in street name. If you wish to vote at the annual meeting, you will need to bring with you to the annual meeting a legal proxy from your broker or other nominee authorizing you to vote such shares.

Revoking Your Proxy

You may revoke your proxy at any time before it is voted at the annual meeting. In order to do this, you may either:

•	sign and deliver to the Company another proxy dated a later date;

•	provide written notice of the revocation to the Company’s Secretary; or

•	attend the annual meeting and vote in person.

Quorum Requirement

A quorum, which is a majority of the voting power of the outstanding shares entitled to vote as of the record date, December 9, 2002, must be present in order to hold the annual meeting and to conduct business. Shares are counted as being present at the annual meeting if you appear in person at the annual meeting or if you vote your shares by submitting a properly executed proxy card.

Votes Required for Each Proposal

The vote required and method of calculation for the proposals to be considered at the annual meeting are as follows:

Proposal 1 — Election of directors.    Directors are elected by the affirmative vote of a plurality of the votes represented by the shares of common stock present at the annual meeting, in person or by proxy. This means that the director candidates receiving the most votes will be elected to fill the seats on the Board.

Proposal 2 — Ratification of the selection of Hein & Associates LLP as the Company’s independent accountants.    Approval of this proposal requires the affirmative vote of a majority of the voting power of the shares of common stock present at the annual meeting, in person or by proxy.

You may vote “for,” “against,” or “abstain” from the proposals to (a) elect directors, or (b) ratify selection of Hein & Associates LLP as the Company’s independent accountants.

Abstentions and Broker Non-Votes

If you return a proxy card that indicates an abstention from voting in all or some matters, the shares represented will be counted as present for the purpose of determining a quorum. If you abstain from voting on the proposal to elect directors, your abstention will not have any effect on the election of directors. However, if you abstain from voting on the proposal to ratify the selection of the Company’s independent accountants, your abstention has the same effect as a vote against the proposal.

Brokers may not have the discretionary authority to vote shares of the Company’s common stock held in “street name” if they have not received instructions from the beneficial owners. Broker non-votes will not be counted as votes cast or shares voting on Proposal l—

election of directors—and will have no effect on the outcome of Proposal 1. Broker non-votes will have the same effect as votes cast against Proposal 2—ratifying the selection of the Company’s independent accountants.

Voting Confidentiality

Proxies, ballots and voting tabulations are handled on a confidential basis to protect your voting privacy. Information will not be disclosed except as required by law.

Voting Results

Final voting results will be announced at the annual meeting and will be made public by the Company.

Proxy Solicitation Costs

Solicitations of proxies may be made by personal interview, mail, telephone or telegram by directors, officers and regular employees of the Company. The Company may also request banking institutions, brokerage firms, custodians, trustees, nominees and fiduciaries to forward solicitation material to the beneficial owners of the Company’s common stock held of record by such persons and may reimburse such forwarding expenses. All costs of preparing, printing, assembling and mailing the form of proxy and the material used in the solicitation thereof and all clerical and other expenses of solicitation will be borne by the Company.

Proposal 1

Election of Directors

The Company’s Bylaws authorize the Board or the stockholders of the Company to fix the number of directors from time to time. The number of directors of the Board is currently set at four.

There are four nominees for the four available Board positions. Each director elected will hold office until the next annual meeting of stockholders and until his or her successor has been elected and qualified, or until such director’s earlier death, resignation or removal. Each nominee listed below is currently a director of the Company.

Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the four nominees named below. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as the Board may propose. Each person nominated for election has agreed to serve if elected and management has no reason to believe that any nominee will be unable to serve.

Set forth below are the names and certain information with respect to each nominee for director and each current director of the Company.

Name	Age	Position	Served as Director Since
Scott Birdwell	43	Chief Executive Officer and Chairman of the Board	July 2002
Britt Birdwell	45	President and Director	July 2002
Jeff Becker	35	Vice President of Operations and Director	July 2002
Michael McInerney	47	Director	July 2002

Mr. Scott Birdwell has served as Chief Executive Office and Chairman of the Board of Directors of the Company since July 2002. He is also the president and CEO and is a director of Transcom Communications, Inc. (which effective July 17, 2002, acquired a majority of the outstanding common stock of the Company). Mr. Birdwell founded Transcom in 1999. Prior to founding Transcom, Mr. Birdwell was president of Enhanced Communications, Inc., which he founded in 1993 and sold to World Access Service Corp. in 1999.

Mr. Britt Birdwell has served as President and Director of the Company since July 2002. Prior to July 2002, Mr. Birdwell was vice president and director of international operations for Transcom Communications, Inc. Mr. Birdwell remains as a director of Transcom. Before joining Transcom in 1999, Mr. Birdwell was president of various entrepreneurial companies in Texas. Mr. Scott Birdwell and Mr. Britt Birdwell are brothers.

Mr. Jeff Becker has served as Vice President of Operations and Director of the Company since July 2002. He is also currently vice president of operations and is a director of Transcom Communications, Inc. Prior to his employment with Transcom in October 2001, Mr. Becker held various operational and financial positions at NetVoice Technologies, Inc., World Access Service Corp., and Encom Communications Corp.

Mr. Michael McInerney has served as a Director of the Company since July 2002. Since May 2001 he has served as President for Lintel, Inc. subsidiaries Hart Telephone Company, Hart Communications, Hart Cable and Diversified Golf. Joining Lintel in 1994, Mr. McInerney previously served as Executive Vice President, responsible for operational and strategic management of telephone, cable, cellular, PCS properties and was the primary contact for legislative and regulatory issues. From 1991 to 1994, Mr. McInerney was Executive Director with Standard Telephone Company, where he managed several key departments and developed new product strategies and coordinated company-wide marketing and advertising campaigns.

The Board of Directors recommends that the stockholders vote “FOR” each of the foregoing nominees.

Board Committees

In January 2001, the Board of Directors designated two standing committees, an audit committee and a compensation committee. Due to the resignation of G. Edward Powell, the former chairman of the audit committee for the Company’s fiscal year 2001, the audit committee ceased functioning for fiscal year 2002. The Company does not have a nominating committee.

The compensation committee of the Board of Directors, consisting of Messrs. Scott Birdwell and Michael McInerney makes decisions concerning the salaries and incentive compensation for the employees and consultants of the Company.

Board and Committee Meetings

During the fiscal year ended December 31, 2001, there were twelve meetings of the Board of Directors. No incumbent director attended fewer than 75% of the total number of meetings of the Board of Directors during the fiscal year ended December 31, 2001 during the time which he or she was a director. In addition, the Board of Directors acted at various times by unanimous written consent pursuant to Delaware law.

During the fiscal year ended December 31, 2001, there were two meetings of the audit committee and six meetings of the compensation committee.

Director Compensation

Directors who are also employees of the Company receive no compensation for serving on the Board of Directors. With respect to Directors who are not employees of the Company, the Company reimburses such non-employee directors for all travel and other expenses incurred in connection with attending Board of Directors and committee meetings. Effective December 21, 2000, each non-employee director of the Company shall receive on such date or on the date of his or her appointment to the Board of Directors, whichever occurs later, a one-time grant of stock options to purchase 100,000 shares of common stock under the Company’s 2000 Stock

Option and Restricted Stock Plan. Unless otherwise provided in the applicable stock option agreement, the options will become exercisable as to one-twelfth of the shares of common stock subject to the options at the end of each full calendar quarter following the grant of the options, beginning with the end of the first calendar year following the date of the grant of the options, and will have an exercise price per share equal to the fair market value of the stock on the date of the grant.

Executive Officers

The names and ages of all executive officers of the Company as of December 1, 2002 and the principal occupation and business experience for at least the last five years for each are set forth below:

Name	Age	Position
Scott Birdwell	43	Chief Executive Officer
Britt Birdwell	47	President
Michael G. Donohoe	40	General Counsel; Secretary; Chief Restructuring Officer
Rodney Jones	38	Senior Vice President
Chad Frazier	37	Senior Vice President and Chief Technology Officer
Jeff Becker	35	Senior Vice President
Larry Dewey	55	Senior Vice President

The principal occupation and business experience for Mr. Scott Birdwell, Mr. Britt Birdwell and Mr. Jeff Becker is under “Proposal 1 — Election of Directors.”

Michael G. Donohoe has served as General Counsel and Senior Vice President of Corporate Development since February 2001. Mr. Donohoe most recently served as Vice President/Legal for CapRock Communications Corp. While at CapRock Communications Corp., Mr. Donohoe focused on various transactions, telecommunications and regulatory matters, including a follow-on public offering and the eventual sale of CapRock Communications Corp. to McLeodUSA in December 2000. In 1991, Mr. Donohoe and others founded a law firm that is now called Donohoe, Jameson & Carroll, P.C., where his practice areas included workouts, mergers and acquisitions, commercial finance, secured transactions and real property. He began his career in the bankruptcy and reorganization department at Strasburger & Price.

Rodney M. Jones has served as Senior Vice President since January 2001. Mr. Jones most recently served as the Director of Enhanced Services for CapRock Communications Corp., where he was responsible for developing marketing and sales plans and customer support services for targeted carriers, independent telephone companies and wholesale customers utilizing a variety of company products and services. Previously, Mr. Jones served as National Sales Manager for Century Telecommunications, now CenturyTel, where he was responsible for developing the pricing and marketing strategy for the wholesale division. He began his career in 1987 at Star Tel of Abilene, Texas.

Chad Frazier has served as Senior Vice President and Chief Technology Officer since February 2000. Mr. Frazier most recently served as Director of Technical Services for Revenue

Communications Inc. from July 1998 until February 2000. Prior to July 1998, Mr. Frazier served as President of ABCO Service Company specializing in plant telecommunications.

Larry Dewey has served as Senior Vice President of Finance since October 2002. Prior to joining the Company, Mr. Dewey was a partner in an accounting firm in Amarillo, Texas, in charge of the firm’s audit and review practice as well as tax return preparation. Mr. Dewey has been licensed in the State of Texas since 1977.

Executive Compensation

The following summary compensation table sets forth summary information as to compensation received by or awarded to the Company’s Chief Executive Officer for services rendered to the Company and its subsidiaries for the years ended December 31, 2001, 2000, and 1999. The table also sets forth the compensation received by the five executive officers of the Company (other than the CEO) receiving the most compensation in 2001 (together with the CEO, the “Named Executive Officers”). Prior to 2001, no person, other than Mr. Simpson and Mr. Frazier, who were serving as executive officers of the Company as of December 31, 2001, received total annual compensation in excess of $100,000.

SUMMARY COMPENSATION TABLE

ANNUAL COMPENSATION							LONG-TERM COMPENSATION
Name And Position(s)	Year	Salary		Bonus ($)	Other Annual Compensation ($)	Restricted Stock Awards ($)	Securities Underlying Options/Sars (#)	LTIP Payouts ($)	All Other Compensation (1)
Hugh D. Simpson (1) Chief Executive Officer, President and Chairman of the Board	2001 2000 1999	$ $ $	212,365 201,935 200,000	41,500 3,000 —	— — —	— — —	300,000 — —	— — —	— — —
James S. Holden Chief Operating Officer	2001 2000 1999	$ $	144,667 46,667 —	819 1,500 —	— — —	— — —	— 900,000 —	— — —	— — —
Rodney Jones Senior VP	2001 2000 1999		$130,000 — —	1,500 — —	— — —	— — —	700,000 — —	— — —	— — —
Chad Frazier Senior VP	2001 2000 1999	$ $	124,721 9,279 —	1,500 3,000 —	— — —	— — —	— 299,975 200,025	— — —	— — —
Steve Weigman Senior VP	2001 2000 1999	$ $	120,042 79,302 —	819 3,000 —	— — —	— — —	— 500,023 —	— — —	— — —
Michael G. Donohoe General Counsel and Secretary	2001 2000 1999		$119,041 — —	1,500 — —	— — —	— — —	700,000 — —	— — —	— — —

(1)
Mr. Simpson was appointed as the Company’s Chief Executive Officer, President, Secretary, Chairman of the Board of Directors, and as a director, effective as of June 9, 2000, the closing date of the merger of DVN Acquisition Corporation and Data Von.

The compensation figures provided above for Mr. Simpson reflect compensation earned from his positions with DataVon for each of the fiscal years ended December 31, 2001, 2000, and 1999. In 2001, Mr. Simpson was granted options covering 300,000 shares of the Company’s common stock. As of July 18, 2002, Mr. Simpson no longer serves in the capacities of CEO, President, and Chairman of the Board.

OPTION/SAR GRANTS IN LAST FISCAL YEAR

Name	Number of Securities Underlying Options/SARs Granted(#)	% of Total Options/SARS Granted to Employees in Fiscal Year	Exercise or Base Price	Expiration Date
Hugh D. Simpson	300,000	11.6	$0.75	8/12/11
James S. Holden	None	N/A	N/A	N/A
Rodney Jones	700,000	27.0	$0.88	1/31/11
Chad Frazier	299,975	11.6	$0.88	1/31/11
Steve Weigman	None	N/A	N/A	N/A
Michael G. Donohoe	700,000	27.0	$0.69	2/1/11

Aggregated Option Exercises In Last Fiscal Year and Fiscal Year-End Option Values.

Other than options assumed in accordance with the merger on April 13, 2001 with Video Intelligence, Inc., as described in the Company’s Form 10-KSB filed on April 16, 2002, no options were exercised in the fiscal year ended December 31, 2001. The following table sets forth certain information concerning executive officers serving during the fiscal year ended December 31, 2001 and the aggregated fiscal year-end value of the unexercised options of each of the named executed officers.

AGGREGATED OPTION/SAR EXERCISE IN LAST FISCAL YEAR

AND FISCAL YEAR END OPTION/SAR VALUES

Number of Securities Underlying

Name	Shares Acquired on Exercise (#)	Value Realized($)	Unexercised Options/SARs at Fiscal Year-End		Value of Unexercised In the Money Options/SARs at Fiscal Year-End ($) (1)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Hugh D. Simpson	None	$—	—	300,000	None	None
James S. Holden	None	$—	400,000	500,000	None	None
Rodney Jones	None	$—	—	700,000	None	None
Chad Frazier	None	$—	66,675	433,325	None	None
Steve Weigman	None	$—	166,674	333,349	None	None
Michael G. Donohoe	None	$—	—	700,000	None	None

(1)	For purposes of this table, fair market value is deemed to be $0.00 based on the closing market price reported by the OTC Bulletin Board on December 31, 2001 of $0.20.

Equity Compensation Plan Information

The following table sets forth aggregate information regarding the Company’s compensation plans in effect as of December 1, 2002.

Plan Category	Number of securities to be issued upon exercise of outstanding options (a)	Weighted-average exercise price of outstanding options (b)	Number of securities available for future issuances under equity compensation plans (excluding securities reflected in column (a) (c)
Equity compensation plans approved by security holders (1)	6,533,094	$0.68	3,568,255

Equity compensation plans not approved by security holders	—	—	—

Total	6,533,094	$0.68	3,568,255

(1)	Includes the 2000 Stock Option and Restricted Stock Plan and 2000 Stock Option Plan.

Report of the Compensation Committee

The compensation committee of the Board of Directors makes recommendations to the Board of Directors regarding compensation of the Company’s officers and directors. All decisions of the compensation committee relating to compensation of the Company’s executive officers are reviewed and approved by the entire Board of Directors.

Compensation Policy

The Company’s executive compensation policy is designed to establish an appropriate relationship between executive pay and the Company’s annual performance, its long-term growth objectives and its ability to attract and retain qualified executive officers. The compensation committee attempts to achieve these goals by integrating on an individualized basis competitive annual base salaries with stock options through the Company’s stock option plans and otherwise. The compensation committee believes that cash compensation in the form of salary and bonus provides the Company’s executives with short term rewards for success in operations, and that long term compensation through the award of stock options better coordinates the objectives of management with those of the stockholders with respect to the long term performance and success of the Company. The compensation committee generally takes into consideration a variety of subjective and objective factors in determining the compensation packages for executive officers, including how compensation compares to that paid by competing companies and the responsibilities and performance by each executive and the Company as a whole. In making its determinations, the compensation committee attempts to address the unique challenges which are present in the industry in which the Company competes against a number of public and private companies with respect to attracting and retaining executives and other key employees. The compensation committee has relied heavily on the equity/option position of executives and key employees as an important mechanism to retain and motivate executives and key employees while at the same time aligning their interests with those of the stockholders generally. The compensation committee believes that option grants are instrumental in motivating employees to meet the Company’s future goals.

Base Salary

The base salary of the Company’s executive officers is set at an amount which the compensation committee believes is competitive with the salaries paid to the executive officers of other companies of comparable size in similar industries. In evaluating salaries, the compensation committee utilizes publicly available information and surveys of the compensation practices of information technology companies. Furthermore, the compensation committee considers the executives’ performance of their job responsibilities and the overall financial performance of the Company.

Bonuses

The Company’s annual bonuses to its executive officers are based upon the Company’s financial performance in the current year, the furthering of the Company’s strategic position in the marketplace and individual performance.

Stock Option Grants

The Company provides its executive officers with long-term incentives through grants of stock options. A grant of options is made at the time an executive is hired. The exercise price of all options granted is generally equal to the closing market price of the Common Stock on the date of grant and the options generally vest over three years. The amount and vesting of stock options are not contingent on achievement of any specific performance targets. All options granted will benefit the executive only to the extent that there is appreciation in the market price of the Common Stock during the option period.

Grants of stock options have been made to certain employees upon joining the Company and also to selected employees as performance related awards. The amounts of such grants are determined based on the individual employee’s position with the Company and his or her potential ability to beneficially impact the performance of the Company. The Company’s goal is to provide incentives to its employees to enhance the financial performance of the Company by giving employees a stake in the financial performance of Company.

The Company’s stock option plans currently qualify for exclusion under Section 162(m) of the Internal Revenue Code.

Compensation of Chief Executive Officer

The Chief Executive Officer’s base salary, annual incentive award and long-term incentive compensation are determined by the compensation committee based upon the same factors as those employed by the compensation committee for executive officers generally. In the fiscal year ended December 31, 2001, Hugh D. Simpson received $212,365 in salary and a bonus of $41,500. 300,000 options to purchase stock were granted to Mr. Simpson in the fiscal year ended December 31, 2001.

Compensation Committee Interlocks and Insider Participation

The current members of the compensation committee of the Board of Directors are Messrs. Scott Birdwell and Michael McInerney. Except for Mr. Birdwell, no other member of the compensation committee is currently an officer of the Company. No current executive officer of the Company has served as a director or member of the compensation committee, or other committee serving an equivalent function, of any other entity that has one or more executive officers serving as a director of the Company or as a member of its compensation committee.

Report of the Audit Committee

The audit committee of the Board of Directors for 2001 was comprised of Messrs. Michael McInerney and G. Edward Powell, each of whom is an “independent” director as defined by the National Association of Securities Dealers, Inc.’s current listing standards. Management is responsible for the Company’s internal controls and financial reporting process. In 2001, the Company’s independent accountants, KPMG LLP, were responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The audit committee’s responsibility is to monitor and oversee these processes. As stated previously, G. Edward Powell resigned as chairman of the audit committee in March of 2002.

In connection with these responsibilities, the audit committee met with management and KPMG LLP to review and discuss the Company’s December 31, 2001, consolidated financial statements. The audit committee also discussed with KPMG LLP the matters required by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended. The audit committee also received written disclosures from KPMG LLP required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as amended, and the audit committee discussed with KPMG LLP that firm’s independence. The audit committee also has discussed with management and the independent accountants such other matters and received such assurances from them as the audit committee deemed appropriate.

Based on the audit committee’s discussions with management and KPMG LLP and the audit committee’s review of the representations of management and KPMG LLP, the audit committee recommended that the Board of Directors include the audited consolidated financial statements in the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2001, to be filed with the Securities and Exchange Commission.

KPMG LLP Fees for Fiscal 2001

Audit Fees.    Audit fees billed to the Company by KPMG LLP for the fiscal year ended December 31, 2001, for review of the Company’s annual financial statement and those financial statements included in the Company’s quarterly reports on Form 10-QSB totaled $89,927.00.

Financial Information Systems Design and Implementation Fees.    KPMG LLP did not perform any financial information technology services for the Company during the fiscal year ended December 31, 2001.

All Other Fees.    The aggregate fees billed by KPMG LLP for all other services rendered for the fiscal year ended December 31, 2001 totaled $62,453.00.

Michael McInerney and G. Edward Powell, members of the audit committee in existence for fiscal year ending December 31, 2001 submit this report.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information as of December 9, 2002, with respect to the beneficial ownership of common stock by: (i) each director and nominee for election to the Board of Directors; (ii) each Named Executive Officer; (iii) all of the directors and executive officers as a group; and (iv) to the best of the Company’s knowledge, each person who is a beneficial owner of more than 5% of the outstanding shares of common stock. The information has been determined in accordance with Rule 13d-3 promulgated under the Exchange Act based upon information furnished by the persons listed or contained in filings made by them with the SEC. Except as provided in the table below, the stockholders listed in the table below have sole voting and investment power with respect to their shares. Unless otherwise indicated, the business address of (a) Hugh D. Simpson is 316 Ridgeview, Richardson, Texas 75080; (b) Transcom Communications, Inc. is 2301 E. Lamar Blvd., Suite 350, Arlington, Texas 76006; and (c) each of the other persons listed below is c/o DataVoN, Inc., 1925 West John Carpenter Freeway, Suite 500, Irving, Texas 75063.

Name or Identity of Group	Number of Shares of Common Stock Beneficially Owned		Percent of Class (1)
Hugh D. Simpson	39,088,877	(2)	30.3%
James S. Holden (Resigned 9/02)	902,000	(3)	*
Michael McInerney	100,000	(3)	*
Scott Birdwell	5,500	(3)(4)	*
Britt Birdwell	—	(4)	*
Jeff Becker	5,500	(3)(4)	*
Jay Nickell	122,500	(3)	*
Steve Weigman (Resigned 9/02)	500,023	(3)	*
Rodney Jones	700,500	(3)	*
Michael G. Donohoe	701,000	(3)	*
Chad Frazier	500,000	(3)	*
Transcom Communications, Inc.	69,146,916		53.5%
All Directors and Executive Officers as a Group (8 persons)	42,625,900	(5)	33.0%

*	Less than 1%

(1)	Based on 129,186,525 shares of Common Stock issued and outstanding as of December 9, 2002.

(2)	Includes options to purchase 300,000 shares of Common Stock held by Mr. Simpson which are exercisable within 60 days of August 14, 2002.

(3)
Represents options to purchase all of the shares listed which are exercisable within 60 days of August 14, 2002, except for Mr. Holden who owns 2,000 of the shares listed, Mr. Jones who owns 500 of the shares listed, and Mr. Donohoe who owns 1,000 of the shares listed.

(4)
Does not include interest in shares owned by Transcom Communications, Inc. as shareholders of Transcom. Transcom owns 69,146,916 shares comprising 53.5% of the issued and outstanding common stock of the Company.

(5)
Includes all shares owned and option s to purchase shares which are exercisable within 60 days of August 14, 2002, but excludes interests in shares owned by Transcom Communications, Inc. as shareholders of Transcom.

Proposal 2

Ratification of Selection of Hein & Associates LLP
as the Company’s Independent Accountants

The Board of Directors, upon recommendation from the audit committee, has selected Hein & Associates LLP, independent certified public accountants, as the Company’s independent accountants for the fiscal year ended December 31, 2002 and requests that the stockholders ratify the Board’s selection. One or more representatives of Hein & Associates LLP are expected to be present at the annual meeting. They will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions that stockholders may have.

Stockholder ratification is not required for the selection of Hein & Associates LLP as the Company’s independent auditors for fiscal year ended December 31, 2002, because the audit committee has the responsibility of selecting the Company’s independent auditors. The selection is being submitted for ratification with a view toward soliciting the opinion of the stockholders, which opinion will be taken into consideration in future deliberations.

The Board of Directors recommends that the stockholders vote “FOR” this proposal.

Changes in and Disagreements with Accountants
on Accounting and Financial Disclosure

In December 1999, the Company decided to replace Arthur Andersen LLP (“Andersen”) as its independent accountants to audit its financial statements for economic reasons. Andersen’s reports on the Company’s financial statements for the two most recent fiscal years did not contain any adverse opinion or disclaimer of opinion; however, the report included in the 1998 Form 10-K was modified to disclose uncertainties regarding the Company’s ability to continue as a going concern. The decision to change accountants was approved by the Board of Directors on December 31, 1999. During the Company’s two most recent fiscal years and any subsequent interim period preceding the change in accountants, there were no disagreements with Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure. The decision to change accountants was based on the comparative cost of the audit services provided by Andersen and its replacement, the firm of Hein & Associates LLP (“Hein”). The Company requested that Andersen furnish it with a letter addressed to the U.S. Securities and Exchange Commission stating whether it agrees with the above statements. A copy of that letter was filed with the Commission.

The Company engaged Hein to serve as the Company’s independent accountants as of January 21, 2000. At the time of its engagement, Hein had not been consulted during the two most recent fiscal years or any subsequent interim period on any matters relating to accounting principles or a specific transaction, either completed or proposed.

Effective August 4, 2000, the Company dismissed Hein as the Company’s independent accountant. None of the reports of Hein on the financial statements during the past fiscal year contained an adverse opinion or disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope or accounting principles. During the Company’s engagement of Hein, there were no disagreements with Hein on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to Hein’s satisfaction would have caused Hein to make reference to the subject matter of the disagreement in connection with its report. The Company requested that Hein furnish it with a letter addressed to the U.S. Securities and Exchange Commission stating whether it agrees with the above statements. A copy of that letter was filed with the Commission.

On August 4, 2000, the Company engaged KPMG LLP, to serve as the Company’s independent accountant and auditor for future periods. Prior to August 4, 2000, KPMG LLP had served as the independent auditor for DataVon. Except for consultation with matters relating to DataVon, during the Company’s two most recent fiscal years and the subsequent interim period preceding this engagement of KPMG LLP, neither the Company nor anyone on its behalf has consulted with KPMG LLP regarding the application of accounting principles to a specific or contemplated transaction, or the type of audit opinion that might be rendered on the Company’s financial statements, and no written or oral advice was provided to the Company that was a factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue.

The Company’s dismissal of Hein and engagement of KPMG LLP was approved and ratified by the Board of Directors.

In April 2002, KPMG LLP resigned as the Company’s independent accountants. At the time of resignation, there were no disagreements with KPMG LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure. The Company then engaged Hein to act as the Company’s independent accountants. The decision to change accountants was approved by the Board of Directors in April 2002. Hein reviewed the Company’s financial statements set forth in the Company’s quarterly report on Form 10-Q for the Company’s first and second fiscal quarters of 2002.

Compliance with Section 16(a) of the Exchange Act

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s executive officers, directors and persons who beneficially own more than 10% of the Company’s common stock to file reports of their beneficial ownership and changes in ownership — Forms 3, 4 and 5, and any amendment thereto — with the Securities and Exchange Commission. Executive officers, directors, and greater-than-ten percent holders are required to furnish the Company with copies of all Section 16(a) forms they file. Based solely on a review of the copies of such forms furnished to the Company and any written representations from the executive officers and directors, the Company believes that all, except for Mr. Scott Birdwell, Mr. Britt Birdwell, and Mr. Jay Nickell, who have not yet filed initial Form 3s, Section 16(a) filing requirements applicable to its executive officers, directors and greater-than-ten percent holders have been complied with.

Certain Relationships and Related Transactions

In 2001 and 2002, the Company entered into a number of transactions in the normal course of business with related parties. These transactions include operating and capital leases with related parties, notes payable to related parties and services provided by related parties all as described in the Company’s Form 10-KSB filed on April 16, 2002.

The Company incurred expenses to a related party, M.M. Simpson & Associates, P.C. (M.M. Simpson) in the amounts of $149,031, $126,221 and $7,589 in the fiscal years ended December 31, 2001, 2000 and 1999, respectively, for legal services provided to the Company.

The Company also paid M.M. Simpson & Associates, P.C. $0, $25,955 and $29,683 in the fiscal years ended December 31, 2001, 2000 and 1999, respectively, for payroll costs of shared employees.

In July 2002, Transcom Communications, Inc., a vendor to the Company, acquired control of the Company in a transaction described in the Company’s Form 8-K filed on July 26, 2002. The Company currently owes Transcom approximately $1.1 million, which represents ongoing vendor financing and loans made to the Company for operating capital.

The Company and DataVon believe that these arrangements were as fair to them as any that could have been obtained from an unrelated party on an arms-length basis.

Annual Report on Form 10-KSB

Copies of the Company’s Annual Report on Form 10-KSB are being sent to the Company’s stockholders concurrently with the mailing of this proxy statement. Please note that the Company filed a Form 10-KSB/A-1 containing certain information with respect to the Company’s directors and executive officers. Copies of the Form 10-KSB/A-1 are not being sent to the Company’s stockholders concurrently with the mailing of this proxy statement because all of the information contained in the Form 10-KSB/A-1 has been updated and is included in this proxy statement.

Upon written request of any beneficial stockholder or stockholder of record, additional copies of the Company’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2001 or copies of the Form 10-KSB/A-1 may be obtained, without charge, by calling (972) 792-3700 or by writing:

DataVoN Inc.
1925 West John Carpenter Freeway, Suite 500
Irving, Texas 75063
Attn: Investor Relations

Other Matters

The Company’s management is not aware of other matters, which may come before the annual meeting. The persons named in the accompanying form of proxy will vote said proxy in accordance with their judgment if any other matter does properly come before the annual meeting. A majority of those votes present at the annual meeting cast in favor of any such matter will result in the passage of such matter.

Proposals of Stockholders for 2003 Annual Meeting

Any proposal that a stockholder of the Company wishes to be considered at the 2003 Annual Meeting of Stockholders must be submitted to the Secretary of the Company at the Company’s principal executive offices, 1925 West John Carpenter Freeway, Suite 500, Irving, Texas 75063, no later than August 12, 2003 for inclusion in the Company’s proxy material for that meeting. In addition, such proposals must comply with the requirements of Rule 14a-8 under the Securities Exchange Act of 1934, as amended.

By the Order of the Board of Directors,

/s/    Michael G. Donohoe

Michael G. Donohoe, Secretary

Irving, Texas
December 12, 2002

DTVN HOLDINGS, INC.
BOARD OF DIRECTORS PROXY FOR THE ANNUAL MEETING
OF STOCKHOLDERS AT 10:00 A.M. MONDAY, DECEMBER 23, 2002
1717 MAIN STREET, SUITE 2800, DALLAS, TEXAS 75201

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE ON THE REVERSE SIDE. IF A CHOICE IS NOT INDICATED WITH RESPECT TO ITEM (1), (2), (3), (4), or (5), THIS PROXY WILL BE VOTED "FOR" SUCH ITEM. THE PROXIES WILL USE THE DISCRETION WITH RESPECT TO ANY MATTER REFERRED TO IN ITEM (6). THIS PROXY IS REVOCABLE AT ANY TIME BEFORE IT IS EXERCISED.

Receipt herewith of the Company’s Annual Report and Notice of Annual Meeting of Stockholders and Proxy Statement, dated December 12, 2002, is hereby acknowledged.

The undersigned stockholder of DTVN Holdings, Inc. (the “Company”) hereby appoints Michael Donohoe and Larry Dewey or either of them, as proxies, each with full powers of substitution, to vote the shares of the undersigned at the above-stated Annual Meeting and at any adjournment(s) thereof.

(Please sign on the other side)

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The Board of Directors recommends a vote FOR Items 1, 2, 3, 4 and 5.

Please mark your vote as indicated in this example  ☒

1.	Election of Scott Birdwell as Director.

FOR ☐	AGAINST ☐	ABSTAIN ☐

2.	Election of Britt Birdwell as Director.

FOR ☐	AGAINST ☐	ABSTAIN ☐

3.	Election of Jeff Becker as Director.

FOR ☐	AGAINST ☐	ABSTAIN ☐

4.	Election of Michael McInerney as Director.

FOR ☐	AGAINST ☐	ABSTAIN ☐

5.	Ratification of the selection of Hein & Associates LLP as the Company's independent auditors for the 2002 fiscal year.

FOR ☐	AGAINST ☐	ABSTAIN ☐

6.	In their discretion, the proxies are authorized to vote upon such other business or matters as may properly come before the meeting or any adjournment thereof.

Dated: , 2002

Signature(s)

Signature(s)

(Joint owners must EACH sign EXACTLY as your name(s) appear(s) on this card. When signing as attorneytrustee, executor, administrator, guardian or corporate officer, please give your FULL title.)
PLEASE SIGN, DATE AND MAIL TODAY.

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